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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24,  2006

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	1-7160 (Commission File Number)	31-1101097 (I.R.S. Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana (Address of Principal Executive Offices)		46514 (Zip Code)

(574) 262-0123

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective October 24, 2006, the Registrant entered into a Severance and Early Retirement Agreement and General Release of Claims with Claire C. Skinner, the Registrant’s former Chairman and Chief Executive Officer.  Pursuant to the Agreement, the Registrant will pay to Ms. Skinner an amount equal to twenty-three months of her previous base salary, or an aggregate of $672,750.  Of that total, $175,500 will be paid on March 15, 2007, and the balance of $497,250, will be paid in increments of $14,625 on the 15th day and last day of each month, starting on March 15, 2007, and ending on July 31, 2008.  In addition, the Registrant will pay Ms. Skinner's health insurance premiums for up to 18 months in the approximate amount of $550 per month.

In addition, because of her termination of employment, Ms. Skinner is entitled to distribution of her accounts in the Registrant’s Executive Benefit and Estate Accumulation Plan in the amount of $965,929 to be distributed on October 27, 2006, the Registrant’s Supplemental Deferred Compensation Plan in the approximate amount of $691,410 to be distributed in 2006 and 2007, and in the Registrant’s Retirement Plan and Trust (401(k) Plan).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:  October 25, 2006

By:   /s/ Kathy Samovitz

Kathy Samovitz, Assistant Secretary

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